Exhibit 4.2

AMENDMENT NO. 2 TO

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

The Ixia 2010 Employee Stock Purchase Plan, as amended (the “ESPP”), is hereby further amended as follows, effective as of the date set forth below:

Attachment A to the ESPP is hereby amended and restated in its entirety as set forth on Attachment A hereto.

Effective as of: May 9, 2013

*        *        *        *

Exhibit 4.2

ATTACHMENT A*

IXIA

2010 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

DESIGNATED SUBSIDIARIES

Anue Systems, Inc.

BreakingPoint Systems, Inc.

Ixia Australia Pty. Ltd.

Ixia Communications Canada Limited

Ixia Communications Kabushiki Kaisha

Ixia Federal Systems, Inc.

Ixia Hong Kong Limited

Ixia Korea, Inc.

Ixia Pte. Ltd.

IxiaCom Technologies Sdn. Bhd.

Ixia Technologies Europe Limited (including branch offices in Finland, Germany, the Netherlands, Spain and Sweden)

Ixia Technologies International Limited

Ixia Technologies Private Limited

Ixia Technologies (Shanghai) Company Limited (including branch office in Beijing)

S.C. Ixia SRL

VeriWave, Inc.

*     Effective as of May 9, 2013